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                                                                    Exhibit B-18

                                     BY-LAWS

                                       OF

                           COLUMBIA HARDY CORPORATION

                                  AS ADOPTED ON

                                November 30, 2004

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                                    ARTICLE I

                                     OFFICES

     Section 1.0 Registered Office. The Corporation will at all times maintain a registered office in the state of Delaware.

                                   ARTICLE II

                                     SHARES

     Section 2.0 Consideration for Shares. The Board of Directors will determine the consideration to be paid for issuance of the Corporation's shares.

     Section 2.1 Certificates for Shares. The Corporation will issue to each stockholder a certificate certifying the number of shares held by the stockholder in the Corporation. The certificate must be signed by the President and Secretary. The officer's signatures may be facsimiles. The certificate will state:

     (a)  the Corporation's name;

     (b)  the state of incorporation;

     (c)  the name of the registered holder; and

     (d)  the number of shares represented by the certificate.

     Section 2.3 Form of Certificates. The share certificates issued by the Corporation will be in a form approved by the Board of Directors.

     Section 2.4 Transfer of Shares. Title to a certificate and to the shares represented by the certificate may be transferred only by delivery of either:

     (a) the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented by the certificate; or

     (b) the certificate and a separate document containing a written assignment of the certificate or a power of attorney, either which may be in blank or to a specified person, to sell, assign, or transfer the same or the shares represented by the certificate, signed by the person appearing by the certificate to be the owner of the shares represented by the certificate.

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                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

     Section 3.0 Place of Meeting. All meetings of stockholders will be held at such place, within or without the State of Delaware, as may be specified from time to time in the respective notices of any such meeting.

     Section 3.1 Annual Meeting. The annual meeting of the stockholders shall be held on the third Tuesday of May, if such day is not a legal holiday, and if a holiday, then on the next business day which is not a legal holiday and at a time fixed by the Board of Directors for the purpose of electing directors and transacting any other business that may come before the stockholders. If for any reason the stockholders' annual meeting is not held at the time and place provided in this Section 3.1, then the stockholders' meeting may be held at any time after the specified date, but not later than the date which is thirteen months after the last annual meeting.

     Section 3.2 Special Meetings. The President or the Board of Directors may call a special meeting of the stockholders. If the annual stockholders' meeting is not held as prescribed in Section 3.1, the stockholders may elect directors at any meeting called pursuant to these By-laws and held after the date specified in Section 3.1.

     Section 3.3 Notice of Meetings. The Secretary, or other officers or persons calling a stockholder meeting, must give written notice to each holder of the shares of the Corporation who is entitled to vote as of the record date for such meeting. If the notice is mailed, it is deemed given when deposited in the US mail, addressed to the stockholder at the address found in the Corporation's records. The notice must be given at least ten days and not more than sixty days before the date of the meeting. However, a stockholder may waive notice of any meeting by delivering to the Secretary a written waiver of notice. Attendance at any meeting, in person or by proxy will constitute a waiver of notice of that meeting. Any notice must state:

     (a)  the place, day and hour of the meeting, and

     (b) in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Section 3.4 Voting at Meetings. Every stockholder is entitled to one vote at every stockholder's meeting for each share held as recorded in the Corporation's books.

     Section 3.5 Quorum and Voting. At any stockholders' meeting, a majority of the shares entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum. In all matters other than the election of directors, the affirmative vote of a majority of stockholders, present in person or by proxy, and entitled to vote on a matter at a meeting at which a quorum is present is to be considered the action of the

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stockholders.

     Section 3.6 Manner of Meetings. Any or all stockholders may participate in any meeting by using any form of communication by which all stockholders participating may simultaneously hear each other during the meeting. A stockholder participating through such means will be considered present at such meeting for all purposes under these By-laws.

     Section 3.7 Record Date. The Board of Directors may fix, in advance, a date that is not more than sixty days nor less than ten days before the date of a meeting or any other action requiring a determination by stockholders, a record date for purposes of determining which stockholders:

     (a)  are entitled to notice of a stockholders' meeting;

     (b)  are entitled to vote at a stockholders' meeting;

     (c) are entitled to receive payment of any dividend or other distribution or allotment of any rights; or

     (d)  are entitled to exercise any rights or take any other action.

     Section 3.8 Action without Meeting. Any action that may be taken by the stockholders at a properly called meeting under these By-laws may be taken by written consent of stockholders if the consent:

     (a)  describes the action taken;

     (b) is executed in one or more counterparts by all stockholders entitled to vote on the action to be taken as of the effective date of the action; and

     (c)  is filed in the minute books of the Corporation.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

     Section 4.0 Board of Directors. The Board of Directors will consist of not less than one (1) nor more than five (5) members, as determined from time to time by the Board of Directors. The members of the Board of Directors will be elected annually by a plurality of the votes of the shares present, in person or represented by proxy, and entitled to vote at a stockholders' meeting at which a quorum exists. The directors will hold office until the next annual stockholders' meeting or until their successors are elected and qualified. The election of directors must be by written ballot.

     Section 4.1 Duties. The corporate power of this Corporation is vested in the Board of Directors, who manage and control the business of the Corporation. They may employ agents and servants as they deem advisable, and fix the rate of compensation of

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all agents, employees and officers.

     Section 4.2 Committees. The Board of Directors may appoint one or more committees and may delegate any authority of the whole Board of Directors to such a committee, unless such delegation is prohibited by law.

     Section 4.3 Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, a majority of the remaining directors may elect a successor to fill such vacancy until the next annual stockholders' meeting.

     Section 4.4 Annual Meetings. The Board of Directors will meet each year on the same date as the annual stockholders' meeting set forth in Section 3.1. The President will fix the time of the meeting. The purpose of the meeting is to organize the Corporation, elect officers, and consider any other business that may be brought before the meeting. The Secretary need not provide the directors with notice of the annual meeting. If the annual meeting is not held as provided in this Section 4.4, then the Board may elect officers at any subsequent meeting called as provided in Section 4.5.

     Section 4.5 Special Meetings. The President or any director may call a special meeting of the Board of Directors at any time. Special meetings may be held at any place within or without the State of Delaware. The Secretary will give to each director at least twenty four hours notice, either orally or in writing, of the date, time, place and purpose of such meeting.

     Section 4.6 Manner of Meetings. Any or all directors may participate in any meeting of the Board of Directors or a Committee by using any form of communication that allows all directors participating to simultaneously hear each other during the meeting. A director participating through such means will be considered present at such meeting for all purposes under these By-laws.

     Section 4.7 Quorum and Voting. At any Board of Directors' meeting, the presence of one third of the number of directors holding office pursuant to
Section 4.0 before the beginning of the meeting constitutes a quorum for the transaction of any business. The vote of a majority of directors present at a meeting at which a quorum is present is to be considered the action of the entire Board of Directors.

     Section 4.8 Action without Meeting. The Board of Directors or any Committee may take any action that could be taken at a properly called meeting under these By-laws by having all members execute a written consent that describes the action taken and filing it in the Corporation's minute book.

                                    ARTICLE V

                           OFFICERS OF THE CORPORATION

     Section 5.0 Election of Officers. The Board of Directors will elect the

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Corporation's President and Secretary. In addition, the Board of Directors may, from time to time, elect other officers and agents as it deems appropriate and will prescribe the term, powers and duties of these officers and agents. A person may hold any two offices except those of President and Secretary. The Board of Directors will elect the President and Secretary at its annual meeting, and they will hold office for one year or until their respective successors are elected and qualified. All other officers will continue in office until removed by the Board of Directors. The Board of Directors may fill any vacancies.

     Section 5.1 President. Subject to the control of the Board of Directors, the President is to:

     (a) preside at all meetings of the stockholders and of the Board of Directors;

     (b) generally supervise, manage and direct the affairs of the Corporation, including supervising all departments and other officers of the Corporation;

     (c) exercise all other power and perform all other duties assigned to the President by the Board of Directors.

     Section 5.2 Secretary. Subject to the control of the Board of Directors and the President, the Secretary is to:

     (a) attend and keep the minutes of all meetings of the Board of Directors and of the stockholders;

     (b) give proper notice of all meetings of the Board of Directors and of the stockholders;

     (c) keep the corporate records and generally perform all the duties incident to the office of the secretary of a corporation; and

     (d) exercise all other power and perform all other duties assigned to the Secretary by the Board of Directors.

     Section 5.3 Removal. The Board of Directors or a Committee of the Board of Directors may remove, with or without cause, at any time, any officer of the Corporation.

                                   ARTICLE VI

                                   AMENDMENTS

     Section 6.0 Amendments. The Board of Directors may amend, restate or repeal these By-Laws.

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                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 7.0 Litigation Brought by Third Parties. The Corporation must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Corporation) (an "Action") by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation (a "Corporate Person"), or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, partnership, joint venture, trust or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such Action ("Expenses") if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe the person's conduct was unlawful.

     Section 7.1 Litigation by or in the Right of the Corporation. The Corporation must indemnify any person who was or is a party or is threatened to be made a party to any Action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by the person in connection with the defense or settlement of such Action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is finally adjudged to be liable to the Corporation unless and only to the extent that a court of equity or the court in which such action was pending determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court deems proper.

     Section 7.2 Successful Defense. To the extent that a person who is or was a Corporate Person or is or was serving in an Authorized Capacity of Another Entity at the request of the Corporation has been successful on the merits or otherwise in defense in any Action described in this Article 7, or in defense of any claim, issue or matter in such Action, the Corporation must indemnify the person against Expenses actually and reasonably incurred by the person in connection with such Action.

     Section 7.3 Determination of Conduct. Any indemnification under this
Article 7 (unless ordered by a court) may be made by the Corporation only upon a determination

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that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article 7. Such determination must be made by:

     (a) the Board of Directors by a majority vote of directors constituting a quorum who are not at the time parties to such Action;

     (b) a majority vote of a Committee, consisting solely of at least two directors who are not at the time parties to such Action, which Committee is designated by a majority of directors not at the time parties to such Action, provided that a quorum was present when the directors who were party to the Action were included for quorum purposes;

     (c) independent legal counsel as set forth in a written opinion, which counsel is selected by the group identified in either (1) or (2) above, or if it is impossible to form either of those groups, then by a majority of the whole board including those who are party to the Action; or

     (d) by the stockholders, who are not under the control of anyone who is a party to the Action.

     Section 7.4 Advance Payment. The Corporation must advance Expenses reasonably incurred in any Action in advance of the final disposition of the Action by any Corporate Person or any person who was or is serving in an Authorized Capacity, if:

     (a) the person agrees to repay the advance if it is ultimately determined that such person was not entitled to indemnification under this
          Article 7;

     (b) the person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in this Article 7; and

     (c) those charged under Section 7.3 determine that the facts then known would not preclude indemnification under these By-Laws.

     Section 7.5 By-Law Not Exclusive. The indemnification provided by this
Article 7 does not exclude any person from exercising that person's right to indemnification under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. Even after a person ceases to be a director, officer, employee or agent, that person is entitled to indemnification under these By-laws and the right of indemnification inures to the benefit of the heirs, executors and administrators of such a person.

     Section 7.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against that person and incurred by that person in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article 7

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or the laws of the State of Delaware.

     Section 7.7 Effect of Invalidity. If any provision of this Article 7 is determined to be invalid or unenforceable, the remaining provisions of this
Article 7 remain in full force and effect.

     Section 7.8 Definition of Corporation. For purposes of this Article 7, references to "the Corporation" include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger.

     Section 7.9 Change in Law. Notwithstanding this Article 7, the Corporation must indemnify any person who is or who was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the corporate laws of the State of Delaware, as may from time to time be in effect.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 8.0 Contracts, Checks, Notes, etc. Unless otherwise directed by the Board of Directors, any officer of the Corporation or any other person authorized by the Board of Directors may execute any contract or agreement on behalf of the Corporation. Any such authorization by the Board of Directors is effective until rescinded by the Board of Directors. If such authorization identifies the authorized signatory by office rather than by name, the authorization continues to be effective even if the person holding that office changes or there is a temporary vacancy in that office. Any officer or any employee of the Corporation designated by the Board of Directors may execute any checks, drafts, notes, bonds, bills of exchange and orders for payment of money (including orders for repetitive or non-repetitive electronic funds transfers). Further, if the Board appoints a Treasurer, the Treasurer is authorized to designate to the Corporation's banks, in writing, persons, who need not be officers or employees of the Corporation, and who are authorized to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers or employees of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.